SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 22, 1999

                               The CIT Group, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                       1-1861                       13-2994534
 (State or other                 (Commission                   (IRS Employer
 jurisdiction of                 File Number)                Identification No.)
  incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036

Registrant's telephone number, including area code    (212) 536-1390


        _______________________________________________________________
          (Former name or former address, if changed since last report)

Item 5. Other Events.

         On August 5, 1999 The CIT Group, Inc. and Subsidiaries ("CIT") announced that it had reached a new agreement with Newcourt Credit Group Inc. ("Newcourt") under which it will acquire Newcourt in an exchange of .70 share of CIT Class A Common stock for each outstanding share of Newcourt common stock ("Newcourt Acquisition"). This agreement amends and restates the original acquisition agreement dated March 7, 1999. In connection with the Newcourt Acquisition, the unaudited consolidated financial statements of Newcourt for the six months ended June 30, 1999, and the audited consolidated financial statements of Newcourt for each of the two year periods ended December 31, 1998 and December 31, 1997, are being included in this Form 8-K as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit No.       Description
-----------       -----------
23                Consent of Ernst & Young LLP

99 Unaudited consolidated financial statements of Newcourt Credit Group Inc. for the six months ended June 30, 1999, together with notes thereto. Audited consolidated financial statements of Newcourt Credit Group Inc. for each of the two year periods ended December 31, 1998 and December 31, 1997, together with the notes thereto and the reports of the independent auditors.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE CIT GROUP, INC.
                                                --------------------------------
                                                (Registrant)


                                                By: /s/ JOSEPH M. LEONE
                                                --------------------------------
                                                Joseph M. Leone
                                                Executive Vice President and
                                                Chief Financial Officer

Dated:  September 22, 1999


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

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
23                Consent of Ernst & Young LLP

99 Unaudited consolidated financial statements of Newcourt Credit Group Inc. for the six months ended June 30, 1999, together with notes thereto. Audited consolidated fiancial statements of Newcourt Credit Group Inc. for each of the two year periods ended December 31, 1998 and December 31, 1997, together with the notes thereto and the reports of the independent auditors.


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